UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 26, 2015

BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N Broadway, Oklahoma City, OK	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2015, BancFirst Corporation (the “Company”) and BancFirst (an Oklahoma banking corporation and wholly owned subsidiary of the Company) as Rights Agent entered into an amendment (the “Amendment”) to the Rights Agreement, originally dated as of February 25, 1999, and amended as of January 22, 2009 (as so amended, the “Rights Agreement”), by and between the Company and the Rights Agent.

The Amendment changes the expiration date of the Series A Preferred Stock purchase rights issuable under the conditions set forth in the Rights Agreement (the “Rights”), which will have the effect of causing the Rights Agreement and the Rights to terminate on April 1, 2015.

The description contained herein of the Amendment is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2015, the Board of Directors of the Company approved the Amended and Restated Bylaws of BancFirst Corporation, effective as of the date of adoption, in the form attached as Exhibit 3.1 to this Current Report on Form 8-K. The Amended and Restated Bylaws (i) combines the Company’s original bylaws, adopted June 10, 1988, with two amendments adopted, respectively, on April 22, 2004, and February 28, 2008; (ii) conforms certain sections of the bylaws with the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”); (iii) conforms certain sections of the bylaws to the requirements of the Oklahoma General Corporation Act; (iv) corrects certain typographical errors contained in the original bylaws, or clarifies the language of certain provisions to eliminate ambiguity; (v) reduces the percentage of shares that must be held by shareholders in order to call a special meeting, from 25% to 10%; and (vi) requires that incumbent directors, or any nominee standing for election to a vacant seat on the Board of Directors, receive at least a majority of the votes cast in favor of their election in order to be elected.

Specifically, the principal amendments are as follows:

Article II, Section 4 has been amended to clarify that the majority vote required for election of directors and other proposals is a “majority vote of the shares issued and outstanding and entitled to vote at such meeting.”

Article II, Section 8, relating to the percentage of shares that must be held by shareholders in order to call a special meeting, has been reduced from 25% to 10%.

Article II, Section 12, relating to shareholder action by written consent, has been amended to conform this section to the Oklahoma General Corporation Act, to permit action by written consent of the shareholders holding a majority of the shares who would be entitled to vote at a meeting called for such purpose.

Article III, Section 1, relating to how the size of the Board of Directors is determined, has been amended to conform to Section 7(A)(1) of the Company’s Certificate of Incorporation, which specifies that the number of board members shall be specified by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of the resolution.

Article III, Section 4(a), has been amended to conform to the Section 7(A)(4) of the Certificate of Incorporation, which provides that any director may be removed, with or without cause, by the affirmative vote of shareholders holding not less than 66 2/3% of the then outstanding shares of stock of the Company entitled to vote in the election of directors, voting together as a single class.

Article III, Section 4(b) has been added to provide that any incumbent director, or any nominee standing for election to a vacant seat on the Board of Directors, who fails to receive at least a majority of the votes cast in favor of their election, shall not be elected to the Board of Directors.

Article III, Section 5, relating to how vacancies are filled in the Board of Directors, was amended to conform the language of such provision to that of Section 7(A)(3) of the Certificate of Incorporation, but substantively remains the same.

Article XXVIII, relating to the manner in which the bylaws may be amended, has been amended to conform the provision to Section 7(B) of the Certificate of Incorporation which, in addition to permitting the bylaws to be amended by the Board of Directors, also permits the shareholders to amend the bylaws upon the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to amend the bylaws.

The foregoing summary is qualified in its entirety by reference to the text of the Amended and Restated Bylaws as adopted and effective as of March 26, 2015. The Amended and Restated Bylaws as adopted and effective as of March 26, 2015, and a copy marked to show changes from the prior bylaws (the original and all previous amendments of the bylaws having been combined for the purpose of such comparison) are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BancFirst Corporation
(Registrant)

March 30, 2015
/s/Randy Foraker
Randy Foraker
Executive Vice President
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

SECTION. 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of BancFirst Corporation.
3.2	Amended and Restated Bylaws of BancFirst Corporation, marked to show amendments effective as of March 26 2015.
4.1	Amendment No. 2. to Rights Agreement, dated March 26, 2015, between BancFirst Corporation and BancFirst, an Oklahoma banking corporation, as Rights Agent, to the Rights Agreement, originally dated as of February 25, 1999, and amended as of January 22, 2009 (as so amended, the “Rights Agreement”), by and between BancFirst Corporation and the Rights Agent.